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                                                                  Exhibit 10.13

                             SUPPLEMENTAL AGREEMENT


     This Supplemental Agreement is entered into as of this 24TH day of February, 1995, by and between National City Processing Company ("NPC"), a Kentucky corporation whose address for purposes of this Supplemental Agreement is 1231 Durrett Lane, Louisville, KY 40285-0001 and Airlines Reporting Corporation ("ARC"), a Delaware corporation whose address for purposes of this Supplemental Agreement is 1530 Wilson Blvd., Suite 800, Arlington, VA 22209-2448.

                                  WITNESSETH:

     WHEREAS, the parties wish to supplement existing agreements to which they are parties; and

     WHEREAS, the parties desire that nothing in this Supplemental Agreement shall in any way invalidate any part of the existing agreements.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, the parties hereto agree as follows:

     1. SUPPLEMENT TO PRIMARY AGREEMENT. This Supplemental Agreement shall be supplemental to the following existing agreements to which NPC and ARC are parties: (a) the Agreement between Airlines Reporting Corporation and First National Bank of Louisville and National Processing Company, Inc., for Area Settlement Plan Processing Services, dated October 16, 1986; (b) the Agreement between Airlines Reporting Corporation and National Processing Company, Inc. for Travel Agent Management Information System, dated September 24, 1987; (c) the Amendment to Agreements between Airlines Reporting Corporation and First National Bank of Louisville and National Processing Company, Inc., dated December 12, 1991; and (d) the 1994 Amendment to Agreements between Airlines Reporting Corporation and National City Bank, Kentucky and National City Processing Company, dated December 31, 1994. Such existing agreements, as same may be amended from time to time, are hereinafter referred to collectively as the "Primary Agreement." The Amendment to Agreements dated December 12, 1991 is hereinafter referred to as the "1991 Amendment." The 1994 Amendment to Agreements dated December 31, 1994 is hereinafter referred to as the "1994 Amendment."

     This Supplemental Agreement shall serve to define the terms under which the systems staff referred to in Section 5(A) of the 1994 Amendment, who are employees of ARC performing work in support of NPC's performance of the Primary Agreement, may occupy physical premises (the "Premises") which are under the control of NPC.

     2. TERM. The term of this Supplemental Agreement shall commence on May 1, 1995, and shall terminate concurrently with the termination of the Primary Agreement, unless earlier terminated as provided herein. ARC may terminate this Supplemental Agreement as of midnight on December 31 of any year, following not less than twelve (12) months' written notice to NPC accompanied by payment of a sum equal to $7,500 times the number of years, if any, remaining from the date of termination through December 31, 2001.


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     3. FEES. It is the parties' intent that NPC be compensated for ARC's occupancy of the Premises in a manner consistent with its cost-plus compensation for facilities expenses, as set forth in Sections 5.1.A.i.b.V. and 5.2 of the 1991 Amendment. To that end, NPC shall collect monthly, together with and in the same manner as payments for services rendered under the Primary Agreement, an amount equal to Nineteen Percent (19%) in excess of the sum of the following:

          (a) FIXED FEE. Ten Thousand Dollars ($10,000.00) (subject to increase each January 1 by NPC by not more than Five Percent (5%) over the preceding year's rate); and

          (b) TELEPHONE. All of ARC's long distance telephone charges billed to NPC for each month; and

          (c) ADDITIONAL FEES. The amount, if any, by which NPC's allocated and verifiable costs for the Premises for each month, including without limitation all utilities, attendant services and improvements requested or required by ARC, exceed the Fixed Fee refereed to in subsection 3(a) above.

     If the Fixed Fees and any Additional Fees are not payable for a full month, then the same shall be prorated on a per diem basis using the applicable monthly amount divided by 30 and multiplied by the number of days for which the same are payable.

     4. PREMISES. Initially, the Premises shall be the floor space and improvements described in Exhibit A, which is attached hereto and made a part hereof. If, for any reason, such space becomes unavailable to NPC, NPC shall offer comparable space at another location which ARC shall accept or reject, in writing, within thirty (30) days following NPC's notice of relocation; failure to so accept or reject shall be deemed a rejection. If ARC accepts relocation, relocation to such replacement space shall be at NPC's reasonable expense and will be conducted at such time and in such manner as to not unduly affect ARC's operations. If ARC rejects relocation, this Supplemental Agreement shall terminate as of the relocation date specified in NPC's notice of relocation or at such earlier date as ARC shall specify in writing; upon such termination, ARC shall compensate NPC as provided in Section 2 hereof, prorating any partial year curtailed. NPC shall give ARC at least ninety (90) days' advance written notice of any such relocation.

     5. USE. ARC shall use the Premises primarily for the purpose of ARC work to support the services provided by NPC under the Primary Agreement. ARC shall not use or permit the use of the Premises for any work which is in competition with NPC's services under the Primary Agreement. ARC shall use and occupy the same in a safe, proper and lawful manner, and will not commit or suffer any waste therein. ARC will not allow the Premises to be used for any purpose or in any way that will increase the rate of insurance thereon, nor for any purpose other than that herein specified, nor to be occupied in whole or in part by any other person; and will not bring nor suffer to be brought into or upon the Premises any substance or force that will increase the hazard of fire in or on the Premises. NPC confirms that ARC's use of the Premises, as herein described, will not increase the rate of NPC's insurance thereon. ARC shall also comply with all laws, including without limitation, environmental laws, in its use of the Premises. ARC will also comply with all building rules and regulations, as may be provided by NPC from time to time. ARC shall pay before

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delinquency all taxes and assessments, whether general or special, license fees, and other charges of any kind that may be levied or assessed against ARC's personal property installed or located in, on or upon the Premises.

     6. CONDITION OF PREMISES. NPC has not made nor shall it make any representations, warranties in law or in fact or statements concerning the condition or value of the Premises. ARC has examined the floor space and improvements described in Exhibit A hereto and hereby accepts the same "AS IS", in its present state and condition, subject to NPC's agreement to perform work specified in Exhibit B, which is attached hereto and made a part hereof, and subject to reasonable wear and tear until the date of actual possession.

     7. UTILITIES. ARC shall receive, as is provided by NPC, basic local telephone service and telephone equipment, reasonable amounts of heat, air conditioning, water, sewer usage and electrical power all appropriate to the season, during normal business hours and regular working days (defined as 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday, except holidays). NPC shall also provide the normal cleaning and janitorial services required to support an eight hour per day, five day per week work schedule.

     If ARC's use of the Premises requires (i) electrical service other than standard 110 volts, or (ii) separate electrical circuit(s), ARC can arrange for such services through NPC. With the approval of NPC, ARC may arrange for such services itself but shall pay for the cost of installation of such electrical service, including without limitation, dedicated electrical circuits and separate meters indicating the amount of electrical service to the Premises. ARC shall not use any electrical equipment which will overload or interfere with the electrical installations in the Premises or other portions of the building containing the Premises.

     NPC does not warrant that any of the utilities provided to the Premises shall be free from interruption, fluctuation or suspension. ARC shall not be deemed to have been evicted as the result of, nor shall NPC be liable for any loss or damage to the property of ARC located on the Premises, any loss of business or profits of ARC, or consequential, punitive, or special damages of any kind arising from (i) any failure of NPC to provide any of the foregoing services, (ii) any interruption or unavailability of utilities or any stoppage, leaking, bursting, or other defect or failure in the utility lines, pipes, wires, and other facilities serving the Premises as long as NPC uses reasonable efforts to remedy or to cause a utility company or other third party to remedy the problem, or (iii) any repairs, maintenance, alterations, or improvements to the Premises as long as NPC uses reasonable efforts to minimize disruption to the Premises. If, as the result of any of the foregoing, the Premises remain untenantable for more than ten (10) days after written notice from ARC to NPC specifying the circumstances giving rise to such untenantability, then, as ARC's sole and exclusive remedy, all fees due pursuant to Section 3 hereof shall abate for so long as the Premises remain untenantable. Notwithstanding any other provision, ARC will have the right to terminate this Supplemental Agreement should the time to repair the above exceed one hundred twenty (120) days, without any payment pursuant to Section 2. 2

     8. ATTENDANT SERVICES. ARC shall at all times maintain and keep in good order and repair the Premises. NPC will provide maintenance, card-access security, purchasing services, and other internal service support as reasonably required by ARC. ARC agrees to allow NPC access to the Premises at all times for the purposes of any such


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maintenance and services. ARC shall pay any other direct cost associated with the conduct of ARC's business at the Premises.

     9. PARKING. ARC, its employees, customers, licensees and invitees shall be entitled to the same parking rights granted to NPC -- i.e., first-come, first-served -- with regard to the building containing the Premises.

     10. IMPROVEMENTS. ARC shall not make any improvements to the Premises. ARC may request that NPC make improvements to the Premises; if NPC agrees to such improvements, the cost of same shall be included in the computation of any Additional Fees under subsection 3(c) hereof.

     11. INSURANCE.

          (a) At all times after the execution of this Supplemental Agreement, ARC will obtain and keep in force, at its expense:

               (1) comprehensive general liability insurance, including insurance against assumed or contractual liability, with respect to the Premises, to afford protection to the limit for each occurrence of not less than One Million Dollars ($1,000,000.00) with respect to bodily injury or death, One Million Dollars ($1,000,000.00) with respect to property damage and One Million Dollars ($1,000,000.00) with respect to personal injury;

               (2) all-risk property insurance, written at replacement cost value and with replacement cost endorsement, covering all of ARC's personal property in the Premises (including, without limitation, inventory, trade fixtures, wall and floor coverings, furniture and other property removable by ARC under the provisions of this Supplemental Agreement), all improvements installed in the Premises and all plate glass and other glass; and

               (3) if and to the extent required by law, Worker's Compensation or similar insurance in form and amounts required by law.

          (b) Waiver of Subrogation. NPC and ARC hereby release the other from any and all liability or responsibility to the other or any one claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage. NPC and ARC shall each cause their carriers to include in their policies a clause or endorsement to the effect that any such release shall not adversely affect or impact said policies or prejudice any right of recovery thereon.

          (c) The company or companies writing any insurance which ARC is required to secure and maintain or cause to be secured and maintained as well as the form of such insurance, shall at all times be subject to NPC's written approval. Each such company or companies shall be licensed to do business in the State of Kentucky, and shall be rated at least A-1 by A.M. Best. Each policy evidencing such insurance shall name NPC and each designee of NPC as additional named insured and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days written notice to NPC and its designees, if any. The original of each such policy, or a certificate thereof, shall be deposited with NPC by ARC promptly upon commencement of ARC's obligation to procure


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the same. Prior to the expiration or termination of any such policy, ARC shall deliver to NPC a new or renewal policy (or a certificate thereof).

          (d) Should ARC fail to carry such insurance as hereinabove described NPC may at its option (but shall not be required to do so) cause such insurance as aforesaid to be issued and in such event, ARC agrees to pay the premium for such insurance promptly upon NPC's demand.

     12. PERFORMANCE BY NPC OR ARC. In the event of ARC's failure to observe and perform any of its covenants or agreements under this Supplemental Agreement, NPC may, after reasonable notice to ARC, perform the same for ARC in which event ARC shall reimburse NPC upon demand for the cost of such performance.

     13. ASSIGNMENT AND SUBLETTING. ARC shall not assign, encumber or transfer, nor sublet the Premises, or any part thereof. A corporate merger shall not be deemed an assignment under this Supplemental Agreement.

     14. TERMINATION. If at any time proceedings in bankruptcy, or pursuant to any other act for the relief of debtors, shall be instituted by or against ARC, or if any execution shall issue against ARC or any of ARC's effects whatsoever, or if a receiver or trustee shall be appointed of ARC's property, or if this Supplemental Agreement shall in any way pass to any person, persons or entity other than ARC or its successor, then and in each of such cases, NPC may at its option terminate this Supplemental Agreement forthwith by notifying ARC as herein provided. Further, if at any time NPC ceases its ARC processing business, this Supplemental Agreement shall terminate upon such cessation. Upon termination for any reason, all sums due and payable or to become due and payable by ARC shall at once become due and payable upon demand by NPC.

     15. INDEMNIFICATION. ARC shall indemnify and hold NPC and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense (including attorneys' fees and costs of litigation), or any claim therefor, resulting from: (i) ARC's noncompliance with or violation of any law, ordinance, or other governmental regulation applicable to ARC or its use and occupancy of the Premises; or (ii) injury to persons or loss or damage to property to the extent caused by any act or omission of ARC or its employees, agents, and contractors.

     NPC shall indemnify and hold ARC and its officers, employees, agents, directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, costs, or expense (including attorneys' fees and costs of litigation), or any claim therefor, resulting from:
(i) NPC's noncompliance with or violation of any law, ordinance, or other governmental regulation applicable to NPC, but only to the extent such noncompliance or violation is not based on the use or occupancy of the Premises by ARC or on any other act or omission of ARC or its employees, agents, or contractors; or (ii) injury to persons or loss or damage to property (other than trade fixtures or personal property owned by or in the custody of ARC) to the extent caused by any act or omission of NPC or its employees, agents, and contractors.



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     16. SURRENDER. Upon the expiration of the term or termination of this
Supplemental Agreement for any reason, ARC shall return to NPC the Premises in as good condition as of the date of the commencement of the term hereof, ordinary wear and tear excepted.

     17. NOTICES. Any notice provided herein shall be considered given as of the mailing date, if sent by certified mall or overnight delivery, duly addressed by either party to the other at the address shown in the Primary Agreement.

     18. APPLICABLE LAWS. This Supplemental Agreement shall be construed in accordance with and governed pursuant to the laws of the State of Kentucky.

     19. PARTIAL INVALIDITY. If any agreement, condition or covenant of this Supplemental Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder hereof, or the application of such agreement, condition or covenant to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, condition or covenant of this Supplemental Agreement shall be valid and be enforced to the fullest extent permitted by law.

     20. ENTIRE AGREEMENT. This Supplemental Agreement contains the entire terms and conditions between the parties with respect to the Premises and specified services and no modification of any provision hereof shall be valid unless in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement as of the date first above written.


                              National City Processing Company (NPC)


                              By: /s/ Robert E. Johnson
                                  ------------------------------------
                                  Robert E. Johnson
                              Title: Exec. Vice President
                                     ---------------------------------


                              Airlines Reporting Corporation (ARC)

                              By: /s/ David R. B. Collins
                                  ------------------------------------
                                  David R. B. Collins
                              Title: President
                                     ---------------------------------




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